As filed with the Securities and Exchange Commission on March 31, 2006.
                           Registration No. 333-124600

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          POST-EFFECTIVE AMENDMENT 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ROAMING MESSENGER, INC.
                 (Name of Small Business Issuer in its Charter)

           Nevada                          7372                   30-0050402
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer)
     of incorporation or        Classification Code Number)   Identification No.
        organization)

                     50 Castilian Dr. Suite A, Santa Barbara
                                California 93117
                                 (805) 683-7626
          (Address and telephone number of principal executive offices)

                                  Jonathan Lei
                                    President
                             Roaming Messenger, Inc.
                     50 Castilian Dr. Suite A, Santa Barbara
                                California 93117
                                 (805) 683-7626
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Louis A. Brilleman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700

                             Roaming Messenger, Inc.

The purpose of this Post-Effective Amendment is to deregister all shares of common stock, which were registered for sale under the original filing and which remain unsold. As of the date hereof, of the total of 36,250,000 shares of common stock that had been registered, we sold 4,279,174 shares of common stock under the original filing. Of the remaining shares, none shall be deemed registered hereunder.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, California, on this 29th day of March 2006

                                            ROAMING MESSENGER, INC.

                                            By: /s/ Jonathan Lei
                                                -----------------------------
                                                    Jonathan Lei
                                                    Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                           Date

                                 Chief Executive Officer,        March 29, 2006
/s/ Jonathan Lei                 President, Chief Financial
---------------------------      Officer, Secretary, and
Jonathan Lei                     Chairman

                                                                 March 29, 2006
/s/ Louie Ucciferri
---------------------------
Louie Ucciferri                  Director